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Exhibit 10.3.7

Eighth Amendment to Services Agreement

        This Eighth Amendment to Services Agreement (the "Amendment") is made and entered into this 4 day of February, 2001, by and between The Wet Seal, Inc., a Delaware corporation ("Wet Seal"), Kathy Bronstein ("Bronstein"), with respect to the following facts:

        The parties entered into a Services Agreement as of December 30, 1988, as amended ("the Services Agreement"). The parties desire to amend certain terms of the Services Agreement.

        The parties therefore agrees as follows:

        1. Any terms defined by the Services Agreement as amended shall have the same meanings assigned thereby for purpose of this Agreement.

        2. From and after February 4, 2001, Bronstein's Basic Salary shall be Six Hundred Fifty Thousand Dollars ($650,000) per annum, payable semimonthly.

        3. Except as amended herein, the Services Agreement as amended is hereby confirmed and republished in full and acknowledged by the parties to be in full force and affect.

        The parties hereto have executed this Amendment as of the day and year first above written.

"Wet Seal"	"Bronstein"
THE WET SEAL, INC., A Delaware Corporation
/s/ Irving Teitelbaum Irving Teitelbaum Its: Chairman of the Board	/s/ Kathy Bronstein Kathy Bronstein

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  Exhibit 10.3.7
Eighth Amendment to Services Agreement